UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     March 19, 2013

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

            N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin                    53051
    (Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code:     (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events.

As previously reported, on March 13, 2013, ZBB Energy Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of the Company’s common stock over the two-year term of the Purchase Agreement.

On March 19, 2013, all the requirements for Commencement (as defined in the Purchase Agreement), were met and Aspire Capital purchased $1 million of shares of the Company’s common stock at a purchase price per share of $0.34, which was the closing price of the Company’s common stock on NYSE MKT on March 12, 2013.

A description of the terms and conditions of the Purchase Agreement is set forth in the Company’s Current Report on Form 8-K filed on March 15, 2013 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is not a complete description of all of the terms of that agreement. For a complete description of all of the terms, we refer you to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 15, 2013, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: March 19, 2013	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO